Grant Park Fund Weekly Commentary

For the Week Ended November 4, 2011

Current Month Rolling Performance* Rolling Risk Metrics* (Dec 2006 - Nov 2011)

Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.2%	0.6%	-11.9%	-7.9%	-5.5%	2.2%	4.5%	2.2%	12.6%	-17.0%	0.2	0.3
B**	-0.2%	0.6%	-12.4%	-8.5%	-6.1%	1.5%	N/A	1.5%	12.5%	-18.5%	0.2	0.2
Legacy 1***	-0.2%	0.6%	-10.3%	-6.1%	N/A	N/A	N/A	-3.1%	11.3%	-13.9%	-0.2	-0.4
Legacy 2***	-0.2%	0.6%	-10.7%	-6.6%	N/A	N/A	N/A	-3.4%	11.2%	-14.1%	-0.3	-0.4
Global 1***	-0.1%	0.6%	-10.3%	-7.1%	N/A	N/A	N/A	-4.6%	10.5%	-13.8%	-0.4	-0.5
Global 2***	-0.1%	0.6%	-10.5%	-7.4%	N/A	N/A	N/A	-4.9%	10.5%	-14.5%	-0.4	-0.6
Global 3***	-0.2%	0.6%	-11.9%	-8.9%	N/A	N/A	N/A	-6.6%	10.5%	-18.3%	-0.6	-0.8

S&P 500 Total Return Index****	-2.4%	0.0%	1.3%	8.1%	14.2%	-0.1%	2.9%	-0.1%	18.9%	-50.9%	0.1	0.0
Barclays Capital U.S. Long Gov Index****	3.9%	1.6%	24.1%	19.5%	9.3%	9.4%	8.3%	9.4%	12.6%	-12.3%	0.8	1.4

* Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.

** Units began trading in August 2003.

*** Units began trading in April 2009.

**** Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	40%					37%
Energy	13%	Short	Natural Gas	3.6%	Short	12%	Short	Natural Gas	3.3%	Short
			Gas Oil	2.8%	Long			Gas Oil	2.6%	Long
Grains/Foods	12%	Short	Wheat	2.0%	Short	10%	Short	Wheat	1.8%	Short
			Soybean Meal	1.5%	Short			Soybean Meal	1.3%	Short
Metals	15%	Short	Aluminum	4.0%	Short	15%	Short	Aluminum	3.7%	Short
			Copper	3.4%	Short			Copper	3.5%	Short
FINANCIALS	60%					63%
Currencies	21%	Short $	Australian Dollar	2.1%	Long	20%	Short $	Australian Dollar	2.4%	Long
			Japanese Yen	1.8%	Long			Japanese Yen	1.6%	Long
Equities	12%	Long	S&P 500	3.8%	Long	14%	Long	S&P 500	4.4%	Long
			Nasdaq	2.2%	Long			Nasdaq	2.6%	Long
Fixed Income	27%	Long	Bunds	5.6%	Long	29%	Long	Bunds	6.3%	Long
			U.S. 2-Year Treasury Notes	3.5%	Long			U.S. 2-Year Treasury Notes	3.8%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy

Natural gas prices fell nearly 4% as forecasts for mild temperatures in November weighed on heating demand. Crude oil markets moved higher due to optimism stemming from last week's positive U.S. unemployment report and beliefs another round of quantitative easing in the U.S. may be imminent.

Grains/Foods

Reports predicting global wheat production may be sufficient to meet near-term demand put pressure on the wheat markets last week. In the foods markets, coffee and sugar prices each fell in excess of 2% because of reports showing increased production from South America and Southeast Asia. Live cattle futures rallied following news the Japanese government may ease import rules for U.S. livestock, which would result in higher demand for meat products.

Metals

Following a strong uptrend in October, copper markets sold off last week due to selling by traders attempting to lock in profits. Uncertainty surrounding whether the European Central Bank's new Greek debt bailout plan would succeed also weighed on copper markets. In the precious metals markets, gold prices rallied slightly due to safe-haven buying in the wake of a bearish U.S manufacturing report and news the U.S. Federal Reserve was making downward revisions to its economic growth outlook for 2012 and 2013.

Currencies

The U.S. dollar finished higher, holding onto early-week gains stemming from safe-haven buying ahead of last week's Federal Open Market Committee meeting. In Asia, the Japanese yen declined sharply against counterparts following comments from the Japanese Finance Minister stating the government would take steps to prevent the yen from strengthening due to speculative influences. The euro registered setbacks as pessimism surrounding the ability of European leaders to finalize the details on its new Greek debt deal weighed on investor confidence.

Equities

Global equity markets moved lower because of beliefs the newly proposed European debt bailout plan was at risk due to the announcement of an upcoming public referendum vote in Greece. Concerns the U.S. unemployment report would fall short of expectations also weighed on the equity markets.

Fixed Income

Investors drove U.S. Treasury markets higher in response to weakness in the equity markets and weak economic indicators. In Europe, Bund prices rallied nearly 3% due to fears the upcoming Greek referendum vote could prolong instability in the Eurozone debt markets.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices. The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor's 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor's based on industry representation, liquidity, and stability. The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy. The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY. INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL'S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.